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                           FRIEDE GOLDMAN HALTER, INC.



                                                                   PRESS RELEASE
                                                           For immediate release

FRIEDE GOLDMAN HALTER ANNOUNCES RECENT DEVELOPMENTS

GULFPORT, MS, JANUARY 12, 2000 - Friede Goldman Halter, Inc. (NYSE: FGH) today announced that the Company was taking certain steps to minimize the financial and operational impact of problems resulting from four rig construction contracts with two customers and plans to aggressively evaluate all non-strategic assets and operations for divestiture opportunities.

The four rig contracts affected by these developments are the two rig contracts for Ocean Rig ASA and two rig contracts for Petrodrill.

The Company has notified Ocean Rig ASA regarding additional construction delays on the Bingo 9000 1 & 2 semisubmersible drilling rigs. Deficiencies in the owner's design and late deliveries of owner-furnished equipment and owner-furnished information have caused FGH additional delays and cost overruns. The Company has not determined feasible delivery dates due to the delays in Ocean Rig's delivery of owner-furnished equipment and owner-furnished information as well as unresolved critical issues regarding Ocean Rig's contractual obligation to commission the rigs. As a result of Ocean Rig's failure to meet its obligations, the Company will not meet the scheduled delivery dates of March 31 and June 30, 2000. The Company has previously announced that it will make a claim for $75 million in compensation for additional costs and delays in an arbitration proceeding that will begin January 27; the Company has subsequently increased its claim in the arbitration proceeding to $95 million. The Company anticipates an arbitration decision by the end of March. The Company believes that it has additional claims for substantial amounts, in excess of the claims made in the pending arbitration, for additional costs and delay damages relating to the construction of the two rigs. These additional claims will not be considered as part of the arbitration commencing at the end of January. The Company will assert such additional claims in a subsequent arbitration proceeding, which was initiated by Ocean Rig on January 11, 2000. Ocean Rig has asserted claims against the Company based on the Company's failure to deliver the rigs on or prior to the contractual delivery dates.

The Company has also notified Petrodrill that, as a result of ongoing delay, deficiencies and other material defects in work by engineering subcontractors chosen by Petrodrill, FGH is entitled to extensions of the contractual delivery dates. The Company believes that the delays by these subcontractors constitute permissible delay under the contracts. Petrodrill has consistently refused to grant extensions in the delivery dates.
These factors are causing, and are expected to continue to cause, the Company to

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Friede Goldman Halter
January 12, 2000
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incur significant additional costs in excess of the Company's original anticipated costs. The Company has responded by deferring additional fabrication efforts on these projects, and is proceeding with detailed engineering only in order to re-establish proper sequencing. Without the requested time extensions, the Company has notified Petrodrill that the existing contract delivery dates cannot be met. In addition, the Company has informed Petrodrill that it is entitled to compensation for additional costs and delay damages. The Company anticipates that Petrodrill will disagree with the Company's actions.

As a result of the continued sluggish market conditions through the fourth quarter, merger related costs and the impacts of the Ocean Rig contracts, the Company anticipates that it will report a loss for the quarter ended December 31, 1999. The amount of the loss has not been determined and is dependent, in large part, upon the results of the Ocean Rig arbitration proceedings. The results of those proceedings could materially impact the Company's financial results for the fourth quarter. However, any costs incurred by the Company in excess of the original contract price on the Petrodrill contracts will not materially affect the Company's income statement because such amounts will be reflected in the purchase accounting treatment of the acquisition by Friede Goldman of Halter Marine Group, Inc. Under such accounting treatment, any such excess amount will have the impact of increasing goodwill, which will be amortized over a 25-year period.

The board of directors approved the Company's actions with regard to the Ocean Rig and Petrodrill projects and also strongly endorsed the Company's ongoing efforts to strengthen its position in the marketplace by aggressively evaluating all non-strategic assets and operations for divestiture opportunities. The board approved the retention of an investment banking firm to facilitate the process.

"Our decision to become more proactive in protecting our rights and interests on both the Ocean Rig and Petrodrill projects was not arrived at easily," said J.
L. Holloway, Friede Goldman Halter's chairman and chief executive officer. "The Friede Goldman Halter companies have a long history of meeting commitments for virtually every established operator in the offshore energy industry. We are pleased with the status of other projects in our vessel, engineered products and offshore segments."

Separately, the Company announced that Vice Chairman, President and Chief Operating Officer John Dane III has resigned his management positions with the Company. J.L. Holloway will assume the additional title of President of the Company, and the Company does not currently anticipate filling the office of chief operating officer.


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Friede Goldman Halter
January 12, 2000
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Finally, the Company announced several new construction contracts with a total value of $199 million. The recent contract signings were:

o A $110 million derrick/pipelay barge for the China National Offshore Oil Company (CNOOC). The vessel will incorporate a 3,800 metric ton AmClyde Model 60 crane and an AmClyde 8-point mooring system. The barge and many of the AmClyde components will be built at the Yantai Raffles shipyard in Yantai, China with Friede Goldman Offshore serving as prime contractor. This contract is contingent upon the Company providing a financial guarantee bond in the amount of 10% of the contract value.

o A $70 million car carrier for Pasha Hawaii Transport Lines, a joint venture between The Pasha Group and Van Ommeren Shipping USA. The 580-foot vessel will be constructed at the Company's Pascagoula, MS facility. Construction is subject to U.S. Maritime Administration financing, an application for which was applied for in December 1999.

o    A $10 million contract to build an ocean-going tank barge for Express
     Marine.

o    A $9 million contract to build 30 deck barges for Ingram Industries.

Friede Goldman Halter is a world leader in the design and manufacture of equipment for the maritime and offshore energy industries. Its operating units are Friede Goldman Offshore (construction, upgrade and repair of drilling units, mobile production units and offshore construction equipment), Halter Marine (construction and repair of ocean-going vessels for commercial and governmental markets), FGH Engineered Products Group (design and manufacture of cranes, winches, mooring systems and marine deck equipment), and Friede & Goldman Ltd. (naval architecture and marine engineering).

The statements contained in this press release that are not historical in nature are forward-looking statements. The forward-looking statements contained here-in are based on current expectations and are not guarantees since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. These factors include, without limitation, those disclosed in the Form 10-Q, Form S-4 and other filings with the Securities and Exchange Commission for Friede Goldman Halter, Inc.

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           For information regarding this or any of our press releases, contact:
                                                                John S. Hastings
                                 Investor Relations and Corporate Communications
                                                                  (228) 897-4987


*Note: This press release includes certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of The Securities Act of 1933, as amended, and Section 21 E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Friede Goldman Halter expects, believes or anticipates will or may occur in the future, are forward-looking
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statements. These statements are based on certain assumptions and analyses made by Friede Goldman Halter in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Friede Goldman Halter and which are discussed in Friede Goldman Halter.'s Registration Statement on Form S-4 and the Annual Report on Form 10-K. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.